Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

WABCO REPORTS THIRD-QUARTER FINANCIAL RESULTS

•	Delivers record quarterly sales of $595.5 million

•	Reports diluted EPS of 0 cents on a U.S. GAAP basis, negatively impacted by costs related to the separation of 64 cents; diluted EPS of 65 cents on a performance basis

•	Repurchases $35.6 million worth of shares in the quarter

•	Updates U.S. GAAP diluted EPS guidance to $1.81; confirms full year diluted EPS target of $2.85 on a performance basis

BRUSSELS, BELGIUM – October 24, 2007 – WABCO Holdings Inc. (NYSE: WBC) today reported record quarterly sales in the third-quarter of $595.5 million, up 18 percent from the third-quarter of 2006. Excluding favorable translational foreign exchange effects, sales for the quarter were up 10 percent versus prior year. The increase demonstrates the Company’s continued ability to outperform the truck and bus market. Double-digit growth rates in Europe, China and South America helped offset the steep decline in commercial vehicle production in North America resulting from the introduction of new emission regulations.

Net loss for the quarter was $0.3 million on a U.S. GAAP reported basis, versus U.S. GAAP net income of $38.1 million in the third-quarter of 2006. The decrease resulted from costs associated with the separation from American Standard Companies Inc. and lower equity income from the Company’s joint ventures in India and North America. Separation costs included one-time tax charges of $38 million and $6.2 million of other separation-related charges. On a performance basis, excluding separation costs, operational streamlining expenses and one-time and discrete tax items, net income increased 27.5 percent to $45.0 million, or 65 cents per diluted share, compared with $35.3 million, or 51 cents per diluted share a year ago.

“We are pleased with our strong sales performance in the quarter,” said Jacques Esculier, WABCO Chief Executive Officer. “This was driven by our continued focus on outperforming the market in Europe and our ability to rapidly increase content per vehicle in key emerging markets. However, capacity constraints in our supply chain driven by the unexpected high level of demand prevented us from taking full advantage of the volume increase. The Company was able to achieve 27.5 percent growth in net income for the third-quarter on a performance basis primarily due to its post-spinoff sustainable tax rate and the increased sales.”

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WABCO Reports Third-Quarter Financial Results – 2

For the third-quarter the Company generated $46.4 million in net cash from operating activities and $29.4 million of free cash flow, which was negatively impacted by the timing of working capital changes. Cash in excess of third party debt, as of the spinoff date, was approximately $83 million higher than previously anticipated. During the third-quarter, the Company repurchased approximately 785,000 shares for $35.6 million in open market transactions. “We plan to utilize some of the additional cash to fund one-time tax charges relating to the separation that were incurred in the third-quarter and to repurchase shares,” Esculier said.

FULL-YEAR PERFORMANCE ESTIMATES

“Our continued focus on advanced management systems through the implementation of our WABCO Operating System (WOS) will help eliminate capacity constraints that currently limit our performance improvement, and should yield benefits in the quarters to come,” Esculier said.

“For the rest of the year, we expect to see continued high truck and bus production levels in Europe, in addition to further growth in demand in South America and China. Although our aftermarket growth was limited to 6.7 percent by capacity constraints, we expect these to be resolved by the end of 2007, with aftermarket growth returning to historical double-digit levels in 2008,” Esculier said.

“We also confirm our previous estimate of full-year net income per diluted share of $2.85 on a performance basis, which excludes separation costs, one-time and discrete tax items, and operational streamlining expenses. We have also updated our full year net income per diluted share on a U.S. GAAP basis to $1.81,” Esculier said.

THIRD-QUARTER 2007 BUSINESS HIGHLIGHTS

During the quarter, WABCO continued to grow its business in Asia with the nomination by China National Heavy Duty Truck Group Co. (CNHTC) as its exclusive supplier of braking system components for several platforms. In addition, DCEC, a joint venture between Cummins Inc. and the Dongfeng Motor Corporation in China, awarded WABCO the air compressor business for one of its platforms, and Russian passenger car manufacturer TagAZ which manufactures cars for Hyundai, chose WABCO as its exclusive supplier of vacuum pumps for diesel applications. Additionally, Iveco nominated WABCO to supply its hydraulic Anti-Lock Braking System (ABS) on a new SUV to be manufactured in Spain beginning in 2008.

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WABCO Reports Third-Quarter Financial Results – 3

CONFERENCE CALL

WABCO CEO Jacques Esculier and CFO Uli Michel will discuss the Company’s performance and provide estimates on a two-way conference call for financial analysts at 8 a.m. EDT today. The call will be webcast on WABCO’s Web site at www.wabco-auto.com. The earnings release and additional financial and statistical information will be posted to the site under the heading “WABCO’s Third-Quarter Results.” The call is also accessible by telephone. The dial-in number is 913-312-0698. Listeners are advised to call five-to-10 minutes prior to the scheduled start time. The number of telephone connections is limited.

A replay of the call will be available from 11 a.m. EDT today until 11:59 p.m. EDT on Friday November 2. The replay dial-in number is 719-457-0820. The replay access code is 3250042.

About WABCO

WABCO is one of the world’s leading providers of electronic braking, stability, suspension and transmission control systems for heavy duty commercial vehicles. Customers include the world’s leading commercial truck, trailer and bus manufacturers. Founded in the U.S. in 1869 as Westinghouse Air Brake Company, WABCO was acquired by American Standard in 1968 and spun off in 2007. Headquartered in Brussels, Belgium, WABCO employs more than 7,000 people in 34 offices and production facilities worldwide. In 2006, WABCO’s total sales were $2 billion. WABCO is a publicly traded company and is listed on the New York Stock Exchange under the stock symbol WBC. Web site: www.wabco-auto.com.

Forward-Looking Statements

Comments in this document contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Information Statement included in the Form 10 filing made in connection with WABCO’s spinoff from American Standard Companies Inc., as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Report for the Quarter Ended June 30, 2007. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

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WABCO Reports Third-Quarter Financial Results – 4

Non-GAAP Financial Measures

To facilitate understanding of third-quarter results, several tables follow this news release. Sales excluding the effects of foreign exchange are a non-GAAP financial measure. Additionally, income and income per diluted share on a “performance basis” are non-GAAP financial measures that exclude operational streamlining expenses, one-time and discrete tax items and separation costs. Lastly, “free cash flow” presents our cash provided by operating activities less capital expenditures. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the Company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment 1:

Condensed Consolidated Statement of Income – 3 Months and 9 Months

Condensed Consolidated Balance Sheet

Condensed Consolidated Statement of Cash Flows

Attachment 2:

Reconciliation of GAAP Sales to Non-GAAP Sales – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months and 9 Months

Reconciliation of GAAP Cash Flow to Non-GAAP Free Cash Flow – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – Q4 and Full-Year Projections

For more information, reporters may contact:

Margie Pazikas, +32 (2) 663 9801, margie.pazikas@wabco-auto.com or Fred Spar, +1 212 521 4813, fred-spar@kekst.com

For more information, investors and financial analysts may contact:

Mike Thompson, +32 (2) 663 9854, mike.thompson@wabco-auto.com

Copyright © 2007 WABCO Holdings Inc.

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WABCO HOLDINGS INC.

Condensed Consolidated Statement of Income

(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
Dollars in millions except per share data	2007	2006	2007	2006
Sales	$595.5	$504.6	$1,736.6	$1,495.7
Cost and expenses:
Cost of sales	437.6	364.6	1,274.1	1,086.4
Selling and administrative expenses	73.8	64.4	217.0	192.5
Product engineering expenses	23.3	20.7	64.4	56.1
Equity in loss/(income) of unconsolidated joint ventures	1.8	(3.5)	(7.0)	(20.1)
Other expense, net	7.2	1.9	21.8	6.3
Net interest expense—related party	1.0	2.1	1.8	4.0
Interest expense	1.1	0.5	3.2	0.5

Total Cost and Expenses	545.8	450.7	1,575.3	1,325.7

Income before income taxes	49.7	53.9	161.3	170.0
Income taxes	50.0	15.8	90.2	57.0

Net income	$(0.3)	$38.1	$71.1	$113.0

Net Income per common share
Basic	$(0.00)	$0.56	$1.04	$1.66

Diluted	$(0.00)	$0.55	$1.02	$1.62

Common shares outstanding
Basic	68.1	—	68.1	—
Diluted	69.5	—	69.6	—

Pro forma common shares outstanding
Basic	—	67.9	—	67.9
Diluted	—	69.7	—	69.7

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	September 30, 2007	December 31, 2006

Dollars in millions	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$165.1	$34.8
Accounts receivable, less allowance for doubtful accounts: September 2007 - $6.1;	436.5	186.5
December 2006 - $6.5
Inventories	183.4	138.0
Future income tax benefits	14.5	14.5
Retained interest in securitization program	0.0	17.4
Other current assets	63.7	35.6

Total current assets	863.2	426.8

Facilities, less accumulated depreciation	311.6	299.7
Goodwill	362.6	343.8
Capitalized software costs, net of accumulated amortization: September - $126.3; December 2006 - $71.5	35.7	37.4
Long-term future income tax benefits	42.0	42.0
Investment in unconsolidated joint ventures	83.6	84.9
Other assets	35.2	42.3

Total Assets	$1,733.9	$1,276.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable to banks	$74.1	$17.9
Accounts payable	191.0	147.3
Accrued payrolls	96.8	74.2
Current portion of warranties	45.2	35.1
Taxes on income	65.8	65.5
Cash collected on behalf of banks - securitization	0.0	68.7
Other accrued liabilities	138.9	67.6

Total current liabilities	611.8	476.3

Long-term debt	2.0	57.3

Post-retirement benefits	389.7	366.4
Warranties	4.0	5.4
Deferred tax liabilities	18.5	18.5
Minority interest	12.6	11.4
Other Liabilities	142.2	26.4

Total liabilities	$1,180.8	$961.7

Total Shareholders' Equity	$553.1	$315.2

Total Liabilities & Shareholders' Equity	$1,733.9	$1,276.9

WABCO HOLDINGS INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended Sept 30,
Dollars in Millions	2007	2006
Cash provided by operating activities:
Net income	$(0.3)	$38.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.7	12.7
Amortization of capitalized software and other intangibles	7.2	8.5
Equity in earnings of unconsolidated joint ventures, net of dividends received	1.9	(1.4)
Non-cash stock compensation	1.6	0.6
Loss on disposal of property, plant and equipment	0.9	0.2
Changes in assets and liabilities:
Accounts receivable	(2.8)	2.1
Inventories	(13.4)	(6.2)
Accounts payable	(0.8)	(2.5)
Other accrued liabilities and taxes	33.7	(8.5)
Post-retirement benefits	3.7	0.5
Other current and long-term assets	(3.9)	9.5
Other long-term liabilities	1.9	5.7

Net cash provided by operating activities	46.4	59.3

Investing activities:
Purchases of property, plant and equipment	(14.0)	(15.4)
Investments in capitalized software	(3.0)	(1.9)

Net cash used by investing activities	(17.0)	(17.3)

Financing activities:
Borrowings of long-term debt	0.0	64.8
Repayments of long-term debt	(53.1)	(15.1)
Borrowings of short-term debt	67.9	41.2
Purchases of treasury stock	(29.3)	0.0
Dividend payments	(4.8)	0.0
Proceeds from exercise of stock options	4.4	0.0
Net change in balance due from/to American Standard or American Standard affiliated entities	92.5	(129.3)

Net cash provided / (used) by financing activities:	77.6	(38.4)

Effect of exchange rate changes on cash and cash equivalents	3.8	0.1

Net increase in cash and cash equivalents	110.8	3.7
Cash and cash equivalents at beginning of period	54.3	37.7

Cash and cash equivalents at end of period	$165.1	$41.4

WABCO HOLDINGS INC.

Reconciliation of GAAP Sales to Non-GAAP Sales - 3 Months

(Unaudited)

	Three Months Ended Sept 30,		% Chg vs. 2006
Dollars in millions	2007	2006
Sales
Reported	$595.5	$504.6	18.0%
Foreign Exchange Translational Effects	(41.1)	0.0

Adjusted Sales	$554.4	$504.6	9.9%

Presenting results of operations excluding the translation effects of foreign exchange amounts is not in conformity with generally accepted accounting principles (GAAP). These non-GAAP measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Earnings Measures - 3 Months and 9 Months

(Unaudited)

Dollars in millions except per share data	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2007	2006	2007	2006
Net Income	$(0.3)	$38.1	$71.1	$113.0

Streamlining cost, net of tax	2.0	2.1	8.4	3.8
Tax items	(0.9)	(4.9)	2.0	(8.2)
Separation costs, net of tax and separation related taxes	44.2	0.0	57.5	0.0

Performance Net Income	$45.0	$35.3	$139.0	$108.6

Performance Net Income per Diluted Common Share	$0.65	$0.51	$2.00	$1.56

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of GAAP Cash Flow to Non-GAAP Free Cash Flow - 3 Months

(Unaudited)

Dollars in millions	Three Months Ended Sept 30,
	2007	2006
Cash provided by operating activities:
Net Income	$(0.3)	$38.1

Adjustments to reconcile net income to net cash provided by operating activities	$46.7	$21.2

Net cash provided by operating activities	$46.4	$59.3

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and investments in capitalized software	$(17.0)	$(17.3)

Free cash flow	$29.4	$42.0

Note: The presentation of free cash flow is not in conformity with generally accepted accounting principles (GAAP). This measure may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Earnings Measures - Q4 and Full Year Projections

(Unaudited)

Dollars in millions except per share data	9 Months Ended Sept 30, 2007	Q4 Projected	Full Year Projected

Net income - GAAP	$71.1	$54.2	$125.3

Adjustments:
Streamlining cost, net of tax	8.4	1.1	9.5
Tax items	2.0	0.0	2.0
Separation costs, net of tax and separation related taxes	57.5	2.7	60.2

Net Income - Performance	$139.0	$58.0	$197.0

Reported Diluted Shares	69.6
Projected Diluted Shares		68.5	69.1

GAAP net income per diluted share	$1.02	$0.79	$1.81
Performance net income per diluted common share	$2.00	$0.85	$2.85

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.